EXHIBIT 23.1

              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our report on the consolidated financial statements of Alliant Energy Corporation included in this Alliant Energy Corporation Form 10-K into Alliant Energy Corporation's previously filed Registration Statements on Form S-8 (Nos. 333-41485, 333-46735, 333-51126 and 333-92783) and Form S-3 (Nos.
333-26627, 333-65674 and 333-70964).







/s/ ARTHUR ANDERSEN LLP
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ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
March 25, 2002